Exhibit 99.1

July 5, 2022

Ra Medical Systems Receives FDA 510(k) Clearance for the DABRA 2.0 Catheter

Board of Directors continues its review of strategic alternatives to determine the Company’s optimal path forward

CARLSBAD, Calif. (BUSINESS WIRE) – Ra Medical Systems, Inc. (NYSE American: RMED) (“Ra Medical” or the “Company”), a medical device company focusing on developing its excimer laser system to treat vascular diseases, announces receipt of U.S. Food and Drug Administration 510(k) clearance for the Company’s DABRA 2.0 catheter as part of the DABRA Excimer Laser System. This next-generation DABRA catheter features enhancements including a braided overjacket design that’s intended to improve deliverability and kink resistance when navigating tortuous anatomy, as well as a six-month shelf life.

“While we are pleased to receive this regulatory clearance, it comes as our Board continues its evaluation of strategic alternatives to optimize our Company’s path forward in the current challenging economic environment,” said Will McGuire, Ra Medical Systems CEO. “As we have previously announced, the DABRA 2.0 catheter represents an interim step in our work to develop a guidewire-compatible version of the DABRA catheter, and at this time we have no plans to commercialize the DABRA 2.0.”

On May 16, 2022 Ra Medical Systems disclosed that its Board of Directors is reviewing strategic alternatives with the goal of maximizing shareholder value. In conjunction with this review, on June 6, 2022 the Company filed a report on Form 8-K with the Securities and Exchange Commission (SEC) announcing initiation of a reduction in force under which approximately 65% of the Company’s full-time employees were terminated. Non-terminated employees were offered conditional retention arrangements for a period of approximately 60 days from the date of the filing to allow for evaluation and monitoring of the Company’s near-term personnel needs based in part on the Company’s financial status and the Board’s review of strategic alternatives. The purpose of the reduction in force is to preserve capital with the goal of maximizing the opportunities available to the Company during the Board’s review of strategic alternatives.

About Ra Medical Systems

Ra Medical Systems manufactures the DABRA excimer laser and catheters for the treatment of certain vascular diseases. DABRA has been cleared by the FDA for crossing chronic total occlusions in patients with symptomatic infrainguinal lower extremity vascular disease and has an intended use for ablating a channel in occlusive peripheral vascular disease. In addition, DABRA has been granted CE mark clearance for the endovascular treatment of infrainguinal arteries via atherectomy and for crossing total occlusions. DABRA excimer lasers and catheters are manufactured in a 32,000-square-foot facility located in Carlsbad, California.  The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in clean room environments.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements concerning or implying future financial performance, anticipated product performance and functionality of our products, and industry trends and growth opportunities affecting Ra Medical, in particular statements relating to Ra Medical’s support catheters, their functionality and functionality in combination with the DABRA ablation catheters, the potential range of solutions for and commercialization of the DABRA liquid core ablation catheters, Ra Medical’s efforts to commercialize its DABRA 2.0 system, and Ra Medical’s ability to conserve capital and maximize any strategic opportunity. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA, and procedures performed using the device by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; impacts from public health crises, such as the Covid-19 pandemic, or natural disasters; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its other filings with the Securities and Exchange Commission. Additional information is also set forth in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website, our investor relations website, press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

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http://www.businesswire.com/news/home/20220705005320/en/

Investor Relations Contact:

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

Source: Ra Medical Systems, Inc.

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